Exhibit 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We have issued our report dated February 28, 2017 with respect to the consolidated financial statements of U.S. Concrete, Inc. for the year ended December 31, 2016 included in the Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement. /s/ GRANT THORNTON LLP Dallas, TX May 16, 2019